EXHIBIT 23



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement and related Prospectus, pertaining to shares of Electro Scientific Industries, Inc. common stock being offered by certain stockholders of the Company, of our reports dated July 11, 1995 included in the Electro Scientific Industries, Inc. Annual Report on Form 10-K for the fiscal year ended May 31, 1995 and to all references to our firm included in this Registration Statement and related Prospectus.


                                    ARTHUR ANDERSEN LLP





Portland, Oregon,
December 28, 1995